Exhibit 3.3

AMENDED AND FULLY RESTATED

ARTICLES OF INCORPORATION

OF

NEWMAN FINANCIAL SERVICES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation.

ARTICLE I

NAME

The name of the corporation shall be: Newman Financial Services, Inc.

ARTICLE II

PERIOD OF DURATION

The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

1.                          Purposes. Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

2.                          General Powers. Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Business Corporation Act.

ARTICLE IV

CAPITAL STOCK

1.                          Capital Stock. The aggregate number of shares which this corporation shall have authority to issue is One Million (1,000,000) shares, which shares shall be designated “Common Stock.” The Common Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such designations, limitations, rights and preferences which the board of directors, in its sole discretion, may determine to be appropriate.

2.                          Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock as and when declared by the board of directors in conformance with the resolutions of the board of directors authorizing the issuance of the stock, to the extent and in the manner permitted by law.

3.                          Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, in the order provided herein. Such distributions shall be made pro rata to the holders of the Common Stock, unless otherwise provided in the resolutions of the board of directors authorizing the issuance of the Common Stock in series, in which case the priority for distribution in liquidation established in those resolutions shall be followed.

4.                          Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders except as provided herein.

5.                          Transfer Restrictions. The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation’s right to so impose such restrictions.

6.                          Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential rights to acquire any shares or securities of the corporation.

ARTICLE V

TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the corporation and one or more of its directors or any other corporation, partnership, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at or participate in the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

(a)                     The material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or committee which in good faith authorizes, approves, or ratifies the contract or transaction by an affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum, or consent sufficient for the purpose; or

(b)                    The material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote and the shareholders specifically authorize, approve, or ratify in good faith such contract or transaction by an affirmative vote or by written consent; or

(c)                     The contract or transaction was fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE VI

CORPORATE OPPORTUNITY

The officers; directors and other members of management of this corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation’s board of directors as evidenced by resolutions appearing in the corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

ARTICLE VII

INDEMNIFICATION AND LIMITATION OF DIRECTOR LIABILITY

Pursuant to C.R.S. Section 7-109-101 et seq as in effect on the date hereof or as may be subsequently amended, the corporation hereby eliminates the personal liability of a director to the corporation and to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for: any breach of the director’s duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in C.R.S. Section 7-108-403 as in effect on the date hereof or as may be subsequently amended; or any transaction from which the director directly or indirectly derived an improper personal benefit.

Pursuant to the provisions of C.R.S. Section 7-109-101 et seq as in effect on the date hereof, or as may be subsequently amended, the corporation hereby elects to indemnify all current and former directors, officers, employees and agents to the full extent permitted by law.

ARTICLE VIII

SHAREHOLDER VOTING ON EXTRAORDINARY CORPORATE ACTIONS

With respect to the following extraordinary actions which may be taken by the corporation, the following affirmative vote of the outstanding shares of common stock shall be required to constitute approval of the such action, regardless of whether any other class of capital stock is entitled to vote on such action:

1.                          Two-thirds to amend the Articles of Incorporation.

2.                          Two-thirds to lend money to, to guarantee the obligations of, and to otherwise assist the directors of the corporation or the directors of any other corporation in which the majority of voting capital stock is owned by the corporation.

3.                          Two-thirds to authorize the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of its business.

4.                          Two-thirds to approve a plan of merger, consolidation or exchange.

5.                          Two-thirds to effect a merger of the corporation with any other corporation, notwithstanding any statutory provision permitting a merger without a vote of shares.

6.                          Two-thirds to voluntarily dissolve the corporation by the act of the corporation or to revoke voluntary dissolution proceedings previously initiated by the corporation.

ARTICLE IX

AMENDMENTS

The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Business Corporation Act.

ARTICLE X

ADOPTION AND AMENDMENT OF BYLAWS

The Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors; provided, however, that the shareholders, upon approval of a majority in interest of the outstanding shares entitled to vote, may amend or repeal the Bylaws even though the Bylaws may also be amended or repealed by the board of directors.

The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE XI

REGISTERED OFFICE AND REGISTERED AGENT

1.                          The address of the registered office of the corporation is 1801 California Street, Suite 3700, Denver, Colorado 80202 and the name of the registered agent at such address is R. Kent Erickson. The written consent of the registered agent to the appointment as such is stated below. Either the registered office or the registered agent may be changed in the manner provided by law.

2.                          The address of the Corporation’s principal office is 1801 California Street, Suite 3700, Denver, Colorado 80202.

ARTICLE XII

MANAGEMENT BY A BOARD OF DIRECTORS

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The number of directors of the corporation shall be fixed by the Bylaws of the corporation or by resolution of the board of directors. The name and address of the persons who shall serve as directors until the annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

NAME	ADDRESS

Scot B. Barker	1801 California Street, Suite 3700
Denver, Colorado 80202

Helen M. Gair	1801 California Street, Suite 3700
Denver, Colorado 80202

James M. Hahn	1801 California Street, Suite 3700
Denver, Colorado 80202

R. Kent Erickson	1801 California Street, Suite 3700
Denver, Colorado 80202

Bradley B. James	1801 California Street, Suite 3700
Denver, Colorado 80202

Hal G. Kuykendall	1801 California Street, Suite 3700
Denver, Colorado 80202

David C. Smith	1801 California Street, Suite 3700
Denver, Colorado 80202

Mark R. Sampson	1801 California Street, Suite 3700
Denver, Colorado 80202

Larry H. Dale	1801 California Street, Suite 3700
Denver, Colorado 80202

ARTICLE XIII

INCORPORATOR

The name and address of the incorporator is as follows:

NAME	ADDRESS

R. Kent Erickson	1801 California Street, Suite 3700
Denver, Colorado 80202

IN WITNESS WHEREOF, the above-named incorporator has signed these Amended and Fully Restated Articles of Incorporation on the 1st day of October, 1997.

/s/ R. Kent Erickson
R. Kent Erickson

CONSENT OF REGISTERED AGENT

The undersigned consents to the appointment as the registered agent of Newman Financial Services, Inc.

/s/ R. Kent Erickson
R. Kent Erickson

Change of Name

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205 Revised July 1, 2002
Filing fee: $25.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.             The name of the corporation is: Newman Financial Services, Inc.

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2.             The date the following amendment(s) to the Articles of Incorporation was adopted: July 29, 2002

3.             The text of each amendment adopted (include attachment if additional space needed):

4.             If changing the corporation name, the new name of the corporation is: GMAC Commercial Holding Capital Corp.

5.             If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6.             Indicate manner in which amendment(s) was adopted (mark only one):

☐                       No shares have been issued or Directors elected – Adopted by Incorporator(s)

☐                       No shares have bean issued but Directors have been elected – Adopted by the board of directors

☐                       Shares have been issued but shareholder action was not required – Adopted by the board of directors

☒                     The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7.             Effective date (if not to be effective upon filing)                             (Not to exceed 90 days)

8.             The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: James D. Arundel 717 17th Street, Suite 2900, Denver, CO 80202

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail

                                                                                         Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:
name Cindy Lewis      address 717 17th Street, Suite 2900, Denver, CO 80202
voice (303) 297–2400      fax (303) 292–7799      e-mail cynthia.lewis@kutakrock.com

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Document processing fee
If document is filed on paper	$ 150.00
If document is filed electronically	Currently Not Available
Fees & forms/cover sheets
are subject to change.
To file electronically, access instructions
for this form/cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.
Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-301, et seq. and §7-90-305 of the Colorado Revised Statutes (C.R.S)

Document number	20061182033
(of filed document to be corrected)

ID number	19871527055

1. Entity name	Capmark Capital Inc.

2. True name
(if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 21.

3. Corrections made below are intended to update the entity’s current information			☒

OR

Corrections made below are intended for historical purposes only, and not to update the entity’s current information ☐.

4. Correction of entity name of record

5. Correction of true name of record

6. Correction of entity form of record

7. Correction of jurisdiction of formation of record

8. Correction of registered agent of record
(if an individual)	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

The person appointed as registered agent in the document has consented to being so appointed.

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9.	Correction of registered agent
	street address of record	(Street name and number)

CO
		(City)	(State)	(Postal/Zip Code)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10.	Correction of registered agent
	mailing address of record*	(Street name and number or Post Office information)
(if different from above)

		(City)	(State)	(Postal/Zip Code)

		(Province - if applicable)	(Country - if not US)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

*If this address is being deleted entirely, mark this box ☐.

11.	Correction of principal office
	street address of record	(Street name and number)

		(City)	(State)	(Postal/Zip Code)

		(Province - if applicable)	(Country - if not US)

12.	Correction of principal office
	mailing address of record*	(Street name and number or Post Office information)
(if different from above)

		(City)	(State)	(Postal/Zip Code)

		(Province - if applicable)	(Country - if not US)

*If this address is being deleted entirely, mark this box ☐

13.	Correction of trade name of record

14.	Correction of delayed effective
date of record
	(only for filed documents that have not	(mm/dd/yyyy)
become effective)

15.           Correction of period of duration of record

                If the entity’s period of duration as corrected is perpetual, mark this box ☐

                OR

If period of duration is less than
perpetual, state the date on which
the period of duration expires:
(mm/dd/yyyy)

16.           If other information contained in the filed document is being corrected, mark this ☒ and include an attachment stating the information to be corrected and each such correction.

17.           Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction).

(only for filed documents that have become effective)

18.           If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19.           If this statement of correction affects this record’s status, mark this box ☐.

20.           (If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)

☐ The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Masakowski	Shirley	J
		(Last)	(First)	(Middle)	(Suffix)
200 Witmer Road
(Street name and number or Post Office information)

		Horsham	PA	19044
		(City)	(State)	(Postal/Zip Code)
United States
		(Province - if applicable)	(Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box  ☐  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

The correction to be made is as follows: The Articles of Amendment filed on May 2, 2006, Document Number #20061182033 for GMAC Commercial Holding Capital Corp. ID# 19871527055 changing name to: Capmark Capital Inc. should have a delayed effective date and time of May 15, 2006 @ 12:01AM.

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Document processing fee
If document is filed on paper	$125.00
If document is filed electronically	$25.00
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		19871527055

1.	Entity name:	GMAC COMMERCIAL HOLDING CAPITAL CORP.
(If changing the name of the corporation, indicate name BEFORE the name change)

2.	New Entity name:	Capmark Capital Inc.
(if applicable)

3.	Use of Restricted Words	☐ “bank” or “trust” or any derivative thereof
	(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)
OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7.	(Optional) Delayed effective date:	05/15/2006 11:59 PM
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article  90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Masakowski	Shirley	J
		(Last)	(First)	(Middle)	(Suffix)
200 Witmer Road
(Street name and number or Post Office information)

		Horsham	PA	19044
		(City)	(State)	(Postal/Zip Code)
United States
		(Province—if applicable)	(Country—if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box  ☐  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.